   As Filed with the Securities and Exchange Commission on
November 4, 1997
                                     Registration No. 333-
-----------------------------------------------------------------

                SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549
                      ---------------------
                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                      ---------------------

                           Alteon Inc.
      (Exact Name of Registrant as Specified in its Charter)

        Delaware                         13-3304550
(State of Incorporation)    (I.R.S. Employer Identification No.)

                       170 Williams Drive,
                    Ramsey, New Jersey 07446
                         (201) 934-5000
     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

            ALTEON INC. AMENDED 1995 STOCK OPTION PLAN
                    (Full Title of the Plan)

                        JAMES J. MAUZEY
                     Chief Executive Officer
                           Alteon Inc.
                       170 Williams Drive
                    Ramsey, New Jersey 07446
                         (201) 934-5000
       (Name, address, and telephone number, including
                area code, of agent for service)
                      ---------------------

                           Copies to:

                      RICHARD J. PINTO, ESQ.
             Smith, Stratton, Wise, Heher & Brennan
                      600 College Road East
                  Princeton, New Jersey 08540
                         (609) 924-6000
                      ---------------------

                CALCULATION OF REGISTRATION FEE

                                                    Proposed Maximum      Proposed Maximum      Amount of
         Title of                  Amount to be      Offering Price           Aggregate        Registration
  Securities to be Registered      Registered(1)      per Share(2)        Offering Price(2)        Fee
-----------------------------      -------------    -----------------     -----------------    -------------
Common Stock, $.01
 par value. . . . . . . . .          1,000,000          $5.1875             $5,187,500          $1,571.97

(1) This Registration Statement also covers an indeterminate number of shares as may be issued as a result of the anti-dilution provisions of the Plan.

(2) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock as reported on the Nasdaq National Market on October 28, 1997.
-----------------------------------------------------------------

                       EXPLANATORY NOTE

     This Registration Statement is being filed by Alteon Inc. (the "Company"), pursuant to General Instruction E to Form S-8, with respect to the registration of additional securities of the same class as other securities for which the Company's Registration Statements on Form S-8 (Registration Nos. 333-04496, 33-89134 and 33-60576) relating to the Alteon Inc. 1987 Amended and Restated Stock Option Plan (the "1987 Plan") and the Alteon Inc. Amended 1995 Stock Option Plan (the "1995 Plan") were filed with the Securities and Exchange Commission on May 3, 1996, February 2, 1995 and April 2, 1993, respectively, and which are incorporated herein by reference. On June 10, 1997 the stockholders of the Company approved an increase in the number of shares of Common Stock of the Company reserved for issuance upon the exercise of options granted under the 1995 Plan from 1,000,000 to 2,000,000 shares. The additional 1,000,000 shares are being registered under this Registration Statement.

     In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated herein by reference:

     (a)  The Company's Registration Statements on Form S-8
          (Registration Nos. 333-04496, 33-89134 and 33-60576).

     (b) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 1996.

     (d) The description of the Company's Common Stock, $.01 par value, which is contained in the Company's Registration Statements on Form 8-A filed November 1, 1991 and Form S-1 (Registration No. 33-42574) which became effective on November 1, 1991, including any amendments or reports filed for the purpose of updating such description.

     (e) The description of the Company's Rights to Purchase Series F Preferred Stock which is contained in the Company's Registration Statement on Form 8-A and Current Report on Form 8-K, each filed August 4, 1995, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The financial statements incorporated by reference in this Registration Statement to the extent and for the periods indicated have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The legality of the Common Stock being offered hereby has been passed upon by Smith, Stratton, Wise, Heher & Brennan, Princeton, New Jersey. A member of Smith, Stratton, Wise, Heher & Brennan holds an option to purchase 16,800 shares of Common Stock.

ITEM 8.   EXHIBITS.

Exhibit
Number      Description
-------     -----------

4.1  -    Restated Certificate of Incorporation. (Incorporated by
          Reference  to Exhibit 3.1 to the Company's Registration
          Statement on Form S-1 (File Number 33-42574) which became effective on November 1, 1991).

4.2  -    By-laws, as amended. (Incorporated by reference to
          Exhibit 3.1 to the Company's Current Report on Form 8-K filed on April 22, 1996).

4.3  -    Certificate of the Voting Powers, Designations,
          Preference and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series F Preferred Stock of the Company. (Incorporated by Reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on August 4, 1995).

4.4  -    Stockholders' Rights Agreement dated as of July 27,
          1995, between Alteon Inc. and Registrar and Transfer Company, as Rights Agent. (Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on August 4, 1995).

4.5  -    Amendment to Stockholders' Rights Agreement between
          Alteon Inc. and Registrar and Transfer Company, as Rights Agent. (Incorporated by reference to Exhibit
          4.4 to the Company's Current Report on Form 8-K filed on May 9, 1997).

5.1  -    Opinion of Smith, Stratton, Wise, Heher & Brennan.

23.1 - Consent of Arthur Andersen LLP, independent public accountants.

23.2 -    Consent of Smith, Stratton, Wise, Heher & Brennan
          (contained in Exhibit 5.1).

24.1 -    Power of Attorney (see "Power of Attorney" below).

99.1 -    Amended 1995 Stock Option Plan.

                          SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramsey, State of New Jersey, on this 3rd day of November, 1997.


                               ALTEON INC.


                               By: /s/ James J. Mauzey
                                   -------------------------
                                   James J. Mauzey,
                                   Chairman of the Board and
                                   Chief Executive Officer

                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Mauzey, Kenneth I. Moch and Elizabeth A. O'Dell, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                        Date
---------                      -----                        ----

/s/ James J. Mauzey           Chairman of the Board,        November 3,
-----------------------       Chief Executive Officer       1997
James J. Mauzey               and Director (principal
                              executive officer)

/s/ Jere E. Goyan             President, Chief              November 3,
-----------------------       Operating Officer and         1997
Jere E. Goyan                 Director


/s/ Kenneth I. Moch           Senior Vice President of      November 3,
-----------------------       Finance & Business            1997
Kenneth I. Moch               Development and Chief
                              Financial Officer
                              (principal financial
                              officer)

/s/ Elizabeth A. O'Dell       Treasurer, Secretary          November 3,
-----------------------       Vice President, Finance       1997
Elizabeth A. O'Dell           and Administration
                              (principal accounting
                              officer)

/s/ Anthony Cerami            Director                      November 3,
-----------------------                                     1997
Anthony Cerami


/s/ Marilyn G. Breslow        Director                      November 3,
-----------------------                                     1997
Marilyn G. Breslow


/s/ Mark Novitch              Director                      November 3,
-----------------------                                     1997
Mark Novitch


/s/ Robert N. Butler          Director                      October 27,
-----------------------                                     1997
Robert N. Butler


/s/ Alan J. Dalby             Director                      November 3,
-----------------------                                     1997
Alan J. Dalby


/s/ David McCurdy             Director                      October 27,
-----------------------                                     1997
David McCurdy

                        EXHIBIT INDEX

Exhibit
Number      Description
-------     -----------

4.1  -    Restated Certificate of Incorporation.  (Incorporated
          by Reference  to Exhibit 3.1 to the Company's
          Registration Statement on Form S-1  (File Number
          33-42574) which became effective on November 1, 1991).

4.2  -    By-laws, as amended.  (Incorporated by reference to
          Exhibit 3.1 to  the Company's Current Report on Form
          8-K filed on April 22, 1996).

4.3  -    Certificate of the Voting Powers, Designations,
          Preference and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series F Preferred Stock of the Company. (Incorporated by Reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on August 4, 1995).

4.4  -    Stockholders' Rights Agreement dated as of July 27,
          1995, between Alteon Inc. and Registrar and Transfer Company, as Rights Agent. (Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on August 4, 1995).

4.5  -    Amendment to Stockholders' Rights Agreement between
          Alteon Inc. and Registrar and Transfer Company, as Rights Agent. (Incorporated by reference to Exhibit
          4.4 to the Company's Current Report on Form 8-K filed on May 9, 1997).

5.1  -    Opinion of Smith, Stratton, Wise, Heher & Brennan.

23.1 - Consent of Arthur Andersen LLP, independent public accountants.

23.2 -    Consent of Smith, Stratton, Wise, Heher & Brennan
          (contained in Exhibit 5.1).

24.1 -    Power of Attorney (see "Power of Attorney" above).

99.1 -    Amended 1995 Stock Option Plan.